UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
April 30, 2007
PROXYMED, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-22052 (Commission File No.)	65-0202059 (IRS Employer Identification No.)
1854 Shackleford Court, Suite 200,
Norcross, Georgia 30093-2924
(Address of principal executive offices)
(770) 806-9918
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     The disclosure regarding entry into material agreements under the headings, “The SureScripts Agreement,” “The SureScripts Noncompetition Agreement” and “The Walgreen Agreement” in Item 2.01 below, are incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement
     The disclosure regarding termination of a material agreement under the heading, “The Walgreen Agreement” in Item 2.01 below, is incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets
     On April 30, 2007 (the “Effective Date”), ProxyMed, Inc. d/b/a MedAvant Healthcare Solutions (“MedAvant”) entered into a series of agreements with SureScripts, LLC, a Virginia limited liability company (“SureScripts”), and Walgreen Co. an Illinois company (“Walgreen”), through which MedAvant will divest its pharmacy transaction assets and terminate its existing purchase agreement with Walgreen.
     The SureScripts Agreement
     MedAvant entered into an agreement (the “SureScripts Purchase Agreement”) on the Effective Date pursuant to which SureScripts purchased our Pharmacy Processing Business (as defined below) for an aggregate purchase price of $500,000 (the “Purchase Price”). The Purchase Price was paid as follows: $400,000 was paid in cash on the Effective Date and $100,000 was deposited into an escrow account, to be released to us no later than July 31, 2007 (the “Termination Date”) so long as (i) SureScripts has received notice from us that all operations of the Pharmacy Processing Business and all contracts relating to the Electronic Prescribing Transactions (the “Contracts”) have been terminated; and (ii) there has been no breach of any representation or warranty of the SureScripts Purchase Agreement; provided, however, that the Termination Date may be extended by either MedAvant or SureScripts for no more than three (3) periods of thirty days. Both MedAvant and SureScripts have agreed to indemnify the other party for the amount of any loss, liability, claim, damage, expense or diminution of value incurred from or in connection with any breach of any representation, warranty, covenant or obligation made in the SureScripts Purchase Agreement. In addition, we agreed to indemnify SureScripts for any federal, state or local tax or fee incurred, accrued or assessed in connection with the Pharmacy Processing Business prior to the Effective Date or any liability or obligation in connection with the Contracts and SureScripts has agreed to indemnify us for any federal, state or local tax or fee incurred, accrued or assessed in connection with the Pharmacy Processing Business for any period after the Effective Date.
     Our “Pharmacy Processing Business” consists of all current and future Electronic Prescribing Transactions (as defined herein) that are processed by and through the ProxyMed Network (as defined herein). “Electronic Prescribing Transactions” means electronic prescribing messages (including, but not limited to, new prescriptions, refill requests, refill responses, stop orders), formulary and/or eligibility messages related to prescription claims, and patient identifiable medication history messages as derived from electronic prescribing messages, formulary and/or eligibility messages, and/or the dispensed history data bases of pharmacies. “ProxyMed Network” means our proprietary national healthcare information network, including enabling pharmacies and providers to exchange prescription information electronically through a system referred to, from time to time, as one or more of the following names: Phoenix, ProxyMed Network, ProxyNet Network, PreScribe.net, and/or ProxyNet Interface.
     The SureScripts Noncompetition Agreement
     In connection with the foregoing transaction, we also entered into a Noncompetition Agreement with SureScripts (the “Noncompetition Agreement”). The Noncompetition Agreement is for a period of five (5) years (the “Restricted Period”). Pursuant to the Noncompetition Agreement, we will not directly or indirectly, in the United States or any territory of the United States: (a) own, operate, manage, lease, control, and/or render services

(including consulting services) (the restriction related to services shall be limited to services related to Electronic Prescribing Transactions) to, be an investor in, or be a lender to, any person, entity, or business that owns, operates, manages, leases, or controls an electronic network that establishes, facilitates, and/or maintains connectivity between and among providers, pharmacies, and/or pharmacy benefit management companies for the purpose of processing, routing, delivering, and/or exchanging Electronic Prescribing Transactions; (b) intentionally interfere with, disrupt, or attempt to disrupt any current contractual relationship between SureScripts and any customer, supplier, or employee of SureScripts; or (c) employ, hire, or solicit for employment, or attempt to employ, hire, or solicit for employment, any person employed by SureScripts as of the date hereof or during the Restricted Period, or induce or attempt to induce, directly or indirectly, any person employed by SureScripts as of the date hereof or during the Restricted Period, to terminate his or her employment with SureScripts (the “Restricted Activity”). While we are required to uphold the confidential information and other provisions of the Noncompetition Agreement, the Restricted Activity portion of the Noncompetition Agreement would not apply to any successor in interest if there was a change of control of the company.
     The Walgreen Agreements
     MedAvant also entered into a letter agreement with Walgreen on the Effective Date (the “Letter Agreement”), pursuant to which both parties agreed to terminate, in its entirety, that certain Purchase Agreement between them, dated as of June 27, 1997, as amended (the “Walgreen Purchase Agreement”). The Letter Agreement specifically terminates any obligation on the part of MedAvant to pay a $10,000,000 penalty upon the sale of those assets that were the subject of the Walgreen Purchase Agreement, which included both the Pharmacy Processing Business (which was sold to SureScripts as discussed above) and certain software applications, referred to, from time to time, by one or more of the following names: PreScribe, ProxyMed.com and MedAvantHealth.com (the “Pre-Scribe Assets”). In addition, MedAvant and Walgreen entered into an agreement on the Effective Date pursuant to which MedAvant agreed to sell, and Walgreen agreed to assist with, the sale of the Pre-Scribe Assets via auction prior to July 31, 2007. If we, together with Walgreen, select a bid, the net proceeds of which are less than $50,000, then we will pay to Walgreen a sum equal to the difference between the net proceeds of such bid and $50,000. If the net proceeds of the bid we select are over $200,000, then we shall be entitled to retain the amount by which such bid exceeds $200,000, up to a maximum of $50,000; the remainder of the proceeds will be paid to Walgreen.
Item 9.01 Financial Statements and Exhibit.
(d)	Exhibits

Exhibit No.	Description

99.1	Press release of MedAvant dated May 1, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProxyMed, Inc.
Date: April 30, 2007	/s/ John G. Lettko
John G. Lettko
President and Chief Executive Officer